UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 2, 2015
LIMELIGHT NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
222 South Mill Avenue, 8th Floor
Tempe, AZ 85281
(Address, including zip code, of principal executive offices)
(602) 850-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Philip C. Maynard, 60, has notified Limelight Networks, Inc. (the “Company”) of his intention to retire from his position as the Company’s Senior Vice President, Chief Legal Officer and Secretary, effective March 31, 2015, after more than seven years of service to the Company. In connection with Mr. Maynard’s retirement, on March 2, 2015, Mr. Maynard and the Company reached a transition agreement and employment agreement amendment to facilitate a smooth transition of his roles and responsibilities (the “Transition Agreement”). The Transition Agreement provides that Mr. Maynard will continue employment with the Company as the Senior Vice President, Chief Legal Officer and Secretary until March 31, 2015 (the “Transition Period”). Following his retirement, pursuant to the Transition Agreement, Mr. Maynard will serve as a consultant to the Company until December 31, 2015.
The Transition Agreement amends the Employment Agreement between the Company and Mr. Maynard dated as of October 16, 2007, as amended. In consideration of Mr. Maynard’s agreement to continue to serve as Senior Vice President, Chief Legal Officer and Secretary through the Transition Period, his agreement to advise and consult on legal transition matters, and subject to Mr. Maynard executing and not revoking a release of claims, Mr. Maynard will be entitled to the severance benefits set forth in the Transition Agreement (and summarized below) following his retirement from the Company. Additionally, should Mr. Maynard’s consultancy work exceed 100 hours, then Mr. Maynard may invoice the Company for additional work at the rate of $300 per hour.
On March 31, 2015, subject to Mr. Maynard executing and not revoking a release of claims, Mr. Maynard will receive unpaid base salary accrued through March 31, 2015, benefits or compensation as provided under the terms of any executive benefit and compensation agreements or plans applicable to Mr. Maynard through the effective date of termination; unreimbursed business expenses required to be reimbursed to Mr. Maynard; rights to indemnification Mr. Maynard may have under the Company’s Certificate of Incorporation, Bylaws, the Transition Agreement, and/or the Indemnity Agreement, as applicable; an amount equal to twelve (12) months of Mr. Maynard’s base salary; and reimbursement for premiums paid for continued health benefits under the Company’s health plan until the earlier of 12 months or the date upon which he and his eligible dependents become covered under similar plans. Additionally, Mr. Maynard’s existing Equity Awards will continue to vest in accordance with the existing vesting schedules through September 30, 2015. All Equity Awards unvested as of the end of the September 30, 2015 will be forfeited on that date. Mr. Maynard will be entitled to exercise outstanding vested stock options until the first to occur of December 31, 2015, the applicable scheduled expiration date of such award as set forth in the award agreement, or the ten (10) year anniversary of the award’s original date of grant.
The foregoing description of the Transition Agreement is qualified in its entirety by reference to the Transition Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Dated: March 6, 2015	By:	/s/ James R. Todd
James R. Todd Corporate Counsel and Assistant Secretary